EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated November 17, 2010, except for Note 22 as to which the date is June 24, 2011, with respect to the consolidated financial statements, financial statement schedules and internal control over financial reporting included in the Current Report on Form 8-K filed on June 24, 2011. We hereby consent to the inclusion of said reports in the Registration Statements of Griffon Corporation on Form S-3 (File No. 333-158273, effective May 18, 2009), Form S-4 (File No. 333-158274, effective May 18, 2009) and Forms S-8 (File No. 33-39090, effective February 22, 1991, File No. 33-62966, effective May 19, 1993, File No. 33-52319, effective February 18, 1994, File No. 333-21503, effective February 10, 1997, File No. 333-62319, effective August 26, 1998, File No. 333-84409, effective August 3, 1999, File No. 333-67760, effective August 17, 2001, File No. 333-88422, effective May 16, 2002, File No. 333-102742, effective January 27, 2003, File No. 333-131737, effective February 10, 2006, File No. 333-133833, effective May 5, 2006, File No. 333-149811, effective March 19, 2008, File No. 333-157190, effective February 9, 2009 and File No. 333-172162, effective February 10, 2011).

/s/ Grant Thornton LLP

New York, New York

June 24, 2011